Exhibit 21.1

Subsidiaries of Primus Telecommunications Group, Incorporated

Primus Telecommunications, Inc.	[Delaware]
Primus Telecommunications de Mexico SA de CV	[Mexico]
Primus Telecommunications of Virginia, Inc.	[Virginia]
3362426 Canada, Inc.	[Canada]
Primus Telecomm Canada, Inc.	[Canada]
3694798 Canada, Inc.	[Canada]
Primus Telecommunications International, Inc.	[Delaware]
Primus Telecommunications (Australia) Pty Ltd	[Australia]
Hotkey Internet Service Pty Ltd	[Australia]
Eclipse TeleCommunications Pty. Ltd	[Australia]
Primus Japan KK	[Japan]
Telegroup Japan KK	[Japan]
Telepassport LLC	[New Jersey]
PRIMUS Telecomm. KK	[Japan]
Bekkaome KK	[Japan]
PRIMUS Telecom SA de C.V.	[El Salvador]
Global Access Pty Ltd.	[South Africa]
Stubbs, Ltd.	[Hong Kong]
P1do Brasil LTDA	[Brazil]
Matrix Internet, S.A.	[Brazil]
Direct Internet Private Limited	[India]
Primus Telecom India Limited	[India]
Primus Telecommunications Europe BV	[Netherlands]
Primus Telecommunications S.A.	[France]
Primus Telecommunications S.r.l.	[Italy]
Primus Telecommunications AG	[Switzerland]
Primus Telecommunications Netherlands BV	[Netherlands]
Primus Telecommunications S.A.	[Spain]
Primus Telecommunications GmbH	[Austria]
Primus Telecommunications Ltd	[Ireland]
Telegroup Deutschland GmbH	[Germany]
Primus Telecom A/S	[Denmark]
Telecontinent SA	[France]
Telegroup Network Services SA	[Switzerland]
Telegroup Network Services Deutschland GmbH	[Germany]
Telegroup Italia S.r.l.	[Italy]
Telegroup International B.V.	[Netherlands]
Telegroup Nederland B.V.	[Netherlands]
Telegroup Sweden	[Sweden]
Primus Telecommunications GmbH	[Germany]
Delta One	[Liechenstein]
Easy Call	[United States]
CS Communications GmbH	[Germany]
Cards & Parts	[Germany]
CS Network GmbH	[Germany]
InterNeXt S.A.	[France]

Primus Telecommunications Ltd.	[United Kingdom]
South East Telecom Ltd.	[United Kingdom]
Corporate Network Ltd.	[United Kingdom]
Telegroup UK Ltd.	[United Kingdom]
Phone Centre Communications (Service) Ltd.	[United Kingdom]
TresCom International Inc.	[Florida]
Rockwell Communications Corporation	[Florida]
TresCom U.S.A. Inc.	[Florida]
Global Telephone Holding Inc.	[US Virgin Islands]
InterIsland Telephone Corp.	[US Virgin Islands]
St. Thomas & San Juan Telephone Co., Inc.	[US Virgin Islands]
STSJ Network Assets Inc.	[US Virgin Islands]
STSJ Overseas Telephone Company Inc.	[Puerto Rico]
Least Cost Routing, Inc.	[Florida]
Rate Reductions Center, Inc.	[Florida]
Puerto Rico Telecom Corp.	[New York]
OTC Network Assets, Inc.	[Puerto Rico]
TresCom Network Services Inc.	[Florida]
IPRIMUS.com, Inc.	[Delaware]
LCR Telecom Group Plc	[United Kingdom]
LCR Telecom Group Inc.	[British Virgin Islands]
LCR Telecom Offshore (Holdings) Limited	[United Kingdom]
Virtual Technology Holdings Inc.	[United Kingdom]
LCR Telecom Switzerland	[Switzerland]
Goldenline Brazil	[Brazil]
Commsol International Holdings Inc.	[British Virgin Islands]
LCR Telecom (Jersey) Limited	[Jersey]
Binoche Holdings Pte	[Madeira]
LCR Telecom Limited	[United Kingdom]
Virtual Technology Telecom (UK) Limited	[United Kingdom]
Phonetrack Limited	[United Kingdom]
Discount Calls Limited	[United Kingdom]
LCR France SA	[France]
LCR Telecom Espana SA	[Spain]
LCR Telecom Europe NV	[Belgium]
LCR Telecom Luxembourg	[Luxembourg]
LCR Telecom Belgium bvba	[Belgium]
LCR Telecom do Brasil LTDA	[Brazil]
LCR Telecom Sucursal	[Paraguay]
Virtual Technology Inc.	[British Virgin Islands]
LCR Telecom (Kenya) Limited	[Kenya]
Justice Telecom Switzerland	[Switzerland]
PRIMUS Telecommunications Pty Ltd.	[Australia]
LCR Telecom International, Inc.	[United States]
IPrimus USA, Inc.	[Delaware]